UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 15, 2011

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Resignation of Named Executive Officer; Retirement of Director

Effective February 15, 2011, Independent Bank Corporation (the "Company") and its wholly-owned subsidiary, Independent Bank (the "Bank"), adopted a management transition plan.  The management transition plan reflects senior management succession planning as well as changes in compensation related to the new assignments, the grant of restricted stock to certain of the Company's executive officers, and the reinstatement of the Company's Annual Incentive Compensation Plan ("AIP") for certain non-executive officer management employees.  In addition, during the transition plan, the fees payable to the Company's directors will be paid exclusively in the form of Company stock.

Under the plan, Michael M. Magee, Jr. will resign from his position as President of the Corporation and the Bank, but will continue to serve as Chief Executive Officer of the Corporation and the Bank, effective April 1, 2011.  Effective immediately following the 2011 annual meeting of the Company's shareholders, Mr. Magee will be appointed as Chairman of the Board of Directors of the Company and the Bank and will remain in such role through December 31, 2012, subject to his continuing nomination by the Board and election by the Company's shareholders, and James McCarty will be appointed to serve as lead independent director.  Effective January 1, 2013, Mr. Magee will also resign from his position as a director and Chief Executive Officer of the Company and the Bank.  Thereafter, Mr. Magee will provide consulting services to the Company and the Bank, as described in more detail below.

In addition, the Company and the Bank accepted the resignation of Clarke B. Maxson as a director of the Company and the Bank.  Mr. Maxson tendered his resignation pursuant to the Company's Corporate Governance Principles because he reached age 70 in 2010.  Mr. Maxson's resignation is not due to any disagreement with management.  The Company and the Bank determined not to fill the vacancy created by Mr. Maxson's resignation, thereby reducing the size of each such Board of Directors to nine members.

(c)        Appointment of Named Executive Officer

As part of the management transition plan, William Bradford Kessel, who is currently serving the Company and the Bank as Executive Vice President and Chief Operating Officer, will be promoted to President and Chief Operating Officer effective April 1, 2011, subject to regulatory approval.  Effective January 1, 2013, Mr. Kessel will be promoted to President and Chief Executive Officer of the Company and the Bank.

Mr. Kessel, age 46, has over 17 years of experience with the Company and the Bank in a variety of roles.  He was appointed Executive Vice President and Chief Operating Officer in September 2007 in conjunction with the consolidation of the Company's four bank subsidiaries.  He joined the Company in 1994 as Vice President of Finance, following eight years of service as a certified public accountant with a large, regional accounting firm.  In 1996, he was appointed Senior Vice President of Branch Administration, a position he held until being named as President and Chief Executive Officer of Independent Bank in 2004 (prior to consolidation of the Bank's four subsidiary banks).  Mr. Kessel received his undergraduate degree from Miami University (Ohio) and his MBA from Grand Valley State University.  Mr. Kessel is also a graduate of the Stonier Graduate School of Banking.

There are no family relationships between Mr. Kessel and any director or executive officer of the Company or the Bank, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.  While Mr. Kessel is a loan and deposit customer of the Bank, such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve an unusual risk of collectability or present other unfavorable features.

The information contained in Item 5.02(e) below pertaining to Mr. Kessel is incorporated in this Item 5.02(c) by reference.

(e)        Compensatory Arrangements of Certain Officers

In connection with the management transition plan described above, the Compensation Committee of the Board of Directors of the Company (the "Committee") adopted changes to its management compensation arrangements.  Effective as of January 1, 2011, Mr. Magee's annual salary was increased by $200,000; however, the entirety of that increase is payable in vested shares of the Company's common stock (often referred to as "salary stock").  Effective February 16, 2011, Mr. Kessel's annual salary was increased from $226,000 to $306,000.  The changes in compensation are intended to: (a) compensate Messrs. Magee and Kessel for their respective, increased responsibilities under the management transition plan, (b) promote the retention of the services of Messrs. Magee and Kessel, based upon the Committee's assessment that the level of total compensation to each officer is below that of their respective peer groups, and (c) reflect, and compensate for the fact that, neither officer is eligible to receive incentive-based compensation or participate in the Company's AIP.

Second, Mr. Kessel, Robert N. Shuster (Executive Vice President and Chief Financial Officer), David C. Reglin (Executive Vice President for Retail Banking), Stefanie M. Kimball (Executive Vice President and Chief Lending Officer), and Mark Collins (Executive Vice President and General Counsel) (collectively, the "Non-CEO NEO's") were each awarded restricted stock units under the Company's Long-Term Incentive Plan.  The grants are intended to (a) reflect, and compensate for the fact that, none of the Non-CEO NEO's is eligible to receive incentive-based compensation or participate in the Company's AIP, and (b) promote the retention of the services of each of the Non-CEO NEO's.  In each case, the value of such restricted stock units was limited to one-third of their respective total compensation and otherwise made in accordance with the standards set forth in the Interim Final Rule (the "TARP Rule") of the U.S. Department of the Treasury in connection with its Troubled Asset Relief Program ("TARP"), including the fact that none of the units vest for a minimum of two years and until the Company repays in full its TARP obligations, as follows:

Named Executive Officer	Value of Restricted Stock Units
William Bradford Kessel	$143,000
Robert N. Shuster	$115,000
David C. Reglin	$113,000
Stefanie M. Kimball	$113,000
Mark Collins	$115,000

Third, the Compensation Committee reinstated its Annual Incentive Compensation Plan (AIP) for management employees, excluding named executive officers in accordance with the standards set forth in the TARP Rule.  Bonus compensation will be payable upon the achievement of earnings goals that are tied to the Company's budget, as well as the condition that the Company achieves positive earnings by the fourth quarter of 2011.  The aggregate amount of bonus payments under the AIP for 2011 may not exceed $2 million.

Finally, the Company and the Bank entered into a Consulting and Transition Agreement with Mr. Magee (the "Consulting Agreement").  As required by the TARP Rule, Mr. Magee will not receive any severance or "golden parachute" payments in connection with his ultimate departure from the Company and the Bank.  The Consulting Agreement provides that, effective January 1, 2013, Mr. Magee will be retained as a consultant for two years in order to facilitate a smooth and orderly transition within the Company and the Bank and to assure access to Mr. Magee's unique and valuable services.  The Consulting Agreement may be terminated by the Company or the Bank immediately for cause.

Under the Consulting Agreement, Mr. Magee will receive quarterly consulting payments of $62,500, beginning January 1, 2013.  In addition, the Company will provide Mr. Magee and his dependants with health benefits at the coverage levels in effect as of January 1, 2013, and will reimburse him for the out-of-pocket costs he reasonably incurs to perform his consulting services, in each case for the term of the Consulting Agreement.  Mr. Magee agreed to not compete with the Company or the Bank anywhere within Michigan, and to not solicit any employee of the Company or the Bank, while employed by the Company and the Bank and during the term of the Consulting Agreement.  The Consulting Agreement also contains a mutual release of claims.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02(e) by reference.

Item 8.01        Other Events.

On February 16, 2011, the Company issued a press release announcing the management transition plan described in this Current Report.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

10.1     Consulting and Transition Agreement, dated February 16, 2011, by and among Independent Bank Corporation, Independent Bank, and Michael M. Magee, Jr.

99.1     Press release dated February 16, 2011.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2011	INDEPENDENT BANK CORPORATION (Registrant) /s/ Robert N. Shuster By: Robert N. Shuster Its: Executive Vice President and Chief Financial Officer